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                                                                    Exhibit 23.2


                         Independent Auditors' Consent
                         -----------------------------

The Board of Directors
Big 5 Sporting Goods Corporation:

We consent to the incorporation by reference herein of our report dated February 11, 2003, with respect to the consolidated balance sheets of Big 5 Sporting Goods Corporation and subsidiary as of December 29, 2002 and December 30, 2001, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the three-year period ended December 29, 2002, and related consolidated financial statement schedule, which report appears in the December 29, 2002, annual report on Form 10-K of Big 5 Sporting Goods Corporation, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" and the restatement of previously issued consolidated financial statements.

/s/ KPMG LLP

Los Angeles, California
October 6, 2003